EXHIBIT 10.1




UBS Warburg                                          UBS Warburg LLC
                                                     299 Park Avenue
                                                     New York, NY 10171-0026
                                                     Telephone: 212 821-4000
                                                     www.ubswarburg.com



                                                     September 17, 2001

CONFIDENTIAL
------------

Advanced Tissue Sciences, Inc.
10933 North Torrey Pines Road
La Jolla, California 92037-1005

Attention:    Arthur J. Benvenuto
              Chairman of the Board
               and Chief Executive Officer

Ladies and Gentlemen:

                  1. This letter agreement (this "Agreement") confirms the agreement of Advanced Tissue Sciences, Inc. (the "Company") to engage UBS Warburg LLC ("UBS Warburg") as exclusive placement agent in connection with the offer and proposed sale (a "Placement"), whether in one or a series of transactions, of the Company's common stock, preferred stock (perpetual, redeemable, convertible or any combination thereof), convertible debentures, debt or any other securities (collectively, the "Securities"). The term of UBS Warburg's engagement hereunder shall commence on the date hereof and continue until the earlier of (i) September 17, 2002 or (ii) termination of this Agreement in accordance with the provisions of Section 8 of this Agreement (the "Term").
                  In its capacity as exclusive placement agent, UBS Warburg is hereby authorized to offer the Securities at private sale to qualified investors on terms that have been approved by the Company. In addition, UBS Warburg may negotiate for the sale of the Securities with certain of such investors (the "Purchasers"), as a result of which the Company will enter into a purchase agreement as mutually agreed upon between the Company and the Purchasers for the sale to the Purchasers of the Securities.

                  The Company represents and agrees that it will not during the Term, directly or indirectly, offer any of the Securities for sale to, or solicit any offers to buy from, any person or persons otherwise than through UBS Warburg as its exclusive placement agent in connection with the sale of the Securities. In order to coordinate our efforts in respect of a Placement, the Company will promptly inform UBS Warburg of any inquiries received from a third party in respect of a Placement and will not initiate any discussions in respect of a Placement with a third party without first consulting with UBS Warburg.

                  2. For UBS Warburg's services hereunder during the Term, the Company agrees to pay to UBS Warburg in cash each of the fees, as applicable, set forth below:

                  Retainer Fee
                  ------------

                  (a) A retainer fee of $100,000 (the "Retainer Fee"), payable promptly upon execution of this Agreement, which Retainer Fee shall be offset, to the extent previously paid, against the Placement Fee (defined below) payable to UBS Warburg by the Company in respect of a Placement.


                  Placement Fee
                  -------------

                  (b) A placement fee, payable on the closing date of a Placement, equal to (i) 7.0% (the "Placement Fee") of the gross proceeds received or to be received by the Company from the sale of the Securities (other than with respect to the gross proceeds received by the Company from the sale of Securities to Mehta Partners up to a total of $2.0 million), subject in all cases to a


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Advanced Tissue Sciences, Inc.
September 17, 2001
Page 2


                        minimum Placement Fee of $1.0 million. Notwithstanding the foregoing, in the event that there are two closings for the same Placement or two separate Placements, the second such closing or Placement of which is completed within three months of the date of the first such closing or Placement, and the gross proceeds received by the Company in connection with the first such closing or Placement are less than $14.0 million, then the minimum Placement Fee shall be payable promptly upon consummation of the second such closing or Placement.

                  Whether or not a Placement occurs, and in addition to the compensation described above in this Section 2, the Company will reimburse UBS Warburg, upon its request from time to time, for the expenses reasonably incurred by it in entering into and performing services pursuant to this Agreement, including the reasonable fees and disbursements of UBS Warburg's counsel; provided that, except as otherwise contemplated by Section 4 hereof, expenses in excess of $50,000 will require the consent of the Company (which consent shall not be unreasonably withheld). In no event will UBS Warburg be responsible for expenses incurred in connection with the issue and sale of the Securities (including the fees and expenses of any counsel designated by the Purchasers to act for them).

                  If, during the Term or nine months following the Term, the Company decides to pursue any private placement (other than a Placement as contemplated by this Agreement) or public offering of equity, equity-linked or debt (including, without limitation, asset-backed) securities or bridge or syndicated bank loan (a "Financing") then the Company shall offer UBS Warburg the right to act as sole placement agent, no less than co-lead manager, and sole arranger, as the case may be, for such Financing under a separate agreement containing terms and conditions customary for UBS Warburg and mutually agreed upon by the Company and UBS Warburg.

                  3. The Company hereby authorizes UBS Warburg to transmit to prospective Purchasers of the Securities private offering materials prepared or reviewed and approved by the Company (collectively, the "Materials"). The documents comprising the Materials, together with a form of purchase agreement and other documentation relating to the Securities, are the only documents that are to be delivered to prospective Purchasers in connection with the offering of the Securities. In connection with UBS Warburg's engagement, the Company will furnish, or cause to be furnished, to UBS Warburg all publicly available data, material and other information requested by UBS Warburg for the purposes of performing the services contemplated hereunder. The Company represents and warrants to UBS Warburg that the information in the Materials and, to the best of the Company's knowledge, any other information (whether written or oral) supplied to UBS Warburg or any prospective Purchaser by or on behalf of the Company in connection with the performance of UBS Warburg's services hereunder will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. It is understood that in performing its services under this engagement UBS Warburg will be entitled to rely on and use all public information furnished to UBS Warburg by or on behalf of the Company, prospective purchasers and other parties and all information that is publicly available without independent verification thereof, and UBS Warburg will not be responsible in any respect for the accuracy, completeness or reasonableness of any such information or to conduct any independent verification thereof or any appraisal of assets or liabilities (contingent or otherwise).

                  4. Notwithstanding any other provision of this Agreement, in the event that UBS Warburg becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to, or referred to in


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Advanced Tissue Sciences, Inc.
September 17, 2001
Page 3


this Agreement or arising out of the matters contemplated by this Agreement, the Company will reimburse UBS Warburg for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by UBS Warburg in connection therewith, except to the extent that it shall have determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such expenses resulted primarily from UBS Warburg's gross negligence or willful misconduct. The Company also agrees to indemnify, defend and hold UBS Warburg harmless, to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and reasonable expenses (A) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Materials or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, except to the extent that, in the case of this clause (B), it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted from UBS Warburg's gross negligence or willful misconduct. The Company shall, if requested by UBS Warburg, assume the defense of any such Proceeding, including the employment of counsel reasonably satisfactory to UBS Warburg. If such indemnification were for any reason not to be available or sufficient to hold UBS Warburg harmless, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits paid or received or sought to be paid or received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in the matters contemplated by this Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for purposes of this Section 4 the relative benefits paid or received, or sought to be paid or received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in the matters contemplated by this Agreement shall be deemed to be in the same proportion that the total value paid or received or contemplated to be paid or received by the Company or its stockholders or affiliates or other constituencies, as the case may be, as a result of or in connection with the Placement for which UBS Warburg has been retained to perform financial services bears to the fees paid to UBS Warburg under this Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the party entitled to contribution is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Warburg pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Warburg, on the other hand. For purposes of this Section 4, UBS Warburg shall include UBS


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Advanced Tissue Sciences, Inc.
September 17, 2001
Page 4


Warburg LLC, any of its affiliates, each other person, if any, controlling UBS Warburg or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that UBS Warburg or any indemnified party may have at common law or otherwise.

                  5. The Company agrees that neither UBS Warburg nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either UBS Warburg's engagement under this Agreement or any matter referred to in this Agreement, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company are determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review to have resulted solely from the gross negligence or willful misconduct of UBS Warburg in performing the services that are the subject of this Agreement.

                  6. Except to the extent legally required (after consultation with UBS Warburg and its counsel), none of (a) the name of UBS Warburg, (b) any advice rendered by UBS Warburg to the Company, or (c) any communication from UBS Warburg in connection with the services performed by UBS Warburg pursuant to this Agreement will be quoted or referred to orally or in writing, or in the case of (b) and (c), reproduced or disseminated, by the Company or any of its affiliates or any of their agents, without UBS Warburg's prior written consent.

                  7. The Company acknowledges and agrees that the engagement of UBS Warburg hereunder is not intended to confer rights upon any person (including shareholders, employees or creditors of the Company) not a party hereto as against UBS Warburg or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. UBS Warburg shall act as an independent contractor under this Agreement, and any duties arising out of its engagement shall be owed solely to the Company.

                  8. UBS Warburg's services hereunder may be terminated by the Company or UBS Warburg upon 30 days prior written notice without liability or continuing obligation of the Company or UBS Warburg, except that UBS Warburg shall be entitled to any fees payable pursuant to Section 2 hereof and the right of first refusal contemplated by Section 2 hereof in accordance with the terms thereof and except that expenses incurred by UBS Warburg as a result of services rendered prior to the date of termination for which UBS Warburg is entitled to reimbursement hereunder shall become immediately payable in full, and provided further that Sections 3 (other than the first three sentences), 4, 5, 6, 10 and 11 hereof shall remain operative and in full force and effect regardless of any termination. UBS Warburg shall be entitled to payment in full of the fees referred to in Section 2 if any time prior to the expiration of nine months after the Term the Company consummates, or enters into an agreement that subsequently results in the consummation of, a Placement.

                  9. UBS Warburg may, at its own expense, place customary tombstone announcements or advertisements in financial newspapers and journals describing its services hereunder.

                  10. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER


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Advanced Tissue Sciences, Inc.
September 17, 2001
Page 5


THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS WARBURG CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH OF UBS WARBURG AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

                  11. This Agreement shall be binding upon UBS Warburg and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company's and UBS Warburg's respective businesses and/or assets.


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Advanced Tissue Sciences, Inc.
September 17, 2001
Page 6


                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,

                                    UBS WARBURG LLC


By: /s/ Benjamin D. Lorello                  By:  /s/ Sage N. Kelly
   --------------------------------              -------------------------------
     Benjamin D. Lorello                          Sage N. Kelly
     Managing Director                            Director
        Global Head of Healthcare,
        Corporate Finance

By:  /s/ Leonard Brooks, III                 By:  /s/ Edward G. Cape, Ph.D.
    ------------------------------               -------------------------------
     Leonard Brooks, III                          Edward G. Cape, Ph.D.
     Managing Director                            Associate Director
        Global Head,
        Private Equity Placement Group


Accepted and agreed to as of
the date first above written:

ADVANCED TISSUE SCIENCES, INC.

By:  /s/ Arthur J. Benvenuto
    -------------------------------
     Arthur J. Benvenuto
     Chairman of the Board
       and Chief Executive Officer